UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 13, 2020

ASHFORD INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36400	84-2331507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AINC	NYSE American LLC

Item 1.01. Entry into a Material Definitive Agreement.

Extension Agreement

On March 16, 2020, Ashford Inc. (“AINC” or the “Company”) announced entry into the Extension Agreement, dated March 13, 2020 (the “Extension Agreement”), related to the Enhanced Return Funding Program Agreement and Amendment No. 1 to the Amended and Restated Advisory Agreement (the “ERFP Agreement”), among Ashford Hospitality Trust, Inc. (“Ashford Trust”), AINC, Ashford Hospitality Advisors LLC, Ashford Hospitality Limited Partnership and Ashford TRS Corporation. As previously disclosed, in connection with Ashford Trust’s acquisition of The Embassy Suites New York Manhattan Times Square on January 23, 2019, the Company is committed to provide Ashford Trust with approximately $19.5 million, in exchange for FF&E at Ashford Trust properties, subject to the terms of the ERFP Agreement. As of March 13, 2020, $8.1 million had been funded and $11.4 million remains unfunded. Under the terms of the Extension Agreement, the original obligation to provide the remaining $11.4 million in funding by January 22, 2021 has been extended to December 31, 2022.

This summary description of the Extension Agreement is qualified in its entirety by the Extension Agreement, a copy of which is included as Exhibit 10.2 to this Report and is incorporated herein by reference.

Hotel Management Letter Agreement – Ashford Trust

Pursuant to the Consolidated, Amended and Restated Hotel Master Management Agreement dated August 8, 2018, by and among Ashford TRS Corporation, RI Manchester Tenant Corporation, CY Manchester Corporation and Remington Lodging & Hospitality, LLC (“Remington”) (the “Ashford Trust hotel management agreement”) Ashford Trust pays us a monthly hotel management fee equal to the greater of $14,000 (increased annually based on consumer price index adjustments) or 3% of gross revenues (the “base fee”) as well as annual incentive hotel management fees, if certain operational criteria are met and other general and administrative expense reimbursements.  Under the original terms of the Ashford Trust hotel management agreement, Ashford Trust paid us on the fifth day of each month for the base fees in the preceding month.  Pursuant to the terms of the Letter Agreement dated March 13, 2020 (the “Ashford Trust Hotel Management Letter Agreement”), in order to allow us to better manage our corporate working capital and to ensure the continued efficient operation of Ashford Trust’s hotels, Ashford Trust agreed to pay the base fee and to reimburse all expenses on a weekly basis for the preceding week, rather than on a monthly basis. The Ashford Trust Hotel Management Letter Agreement went into effect on March 13, 2020 and will continue until terminated by Ashford Trust.

The Ashford Trust Hotel Management Letter Agreement is filed with this Form 8-K as Exhibit 10.4 and is incorporated by reference herein. The foregoing summary of the Ashford Trust Hotel Management Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the actual agreement.

Hotel Management Letter Agreement – Braemar Hotels & Resorts Inc. (“Braemar”)

Pursuant to the Amended and Restated Braemar Hotel Master Management Agreement dated August 8, 2018, by and among Braemar TRS Corporation, CHH III Tenant Parent Corp., RC Hotels (Virgin Islands), Inc. and Remington (the “Braemar hotel management agreement”) Braemar pays us a monthly hotel management fee equal to the greater of $14,000 (increased annually based on consumer price index adjustments) or 3% of gross revenues (the “base fee”) as well as annual incentive hotel management fees, if certain operational criteria are met and other general and administrative expense reimbursements.  Under the original terms of the Braemar hotel management agreement, Braemar paid us on the fifth day of each month for the base fees in the preceding month.  Pursuant to the terms of the Letter Agreement dated March 13, 2020 (the “Braemar Hotel Management Letter Agreement”), in order to allow us to better manage our corporate working capital and to ensure the continued efficient operation of Braemar’s hotels, Braemar agreed to pay the base fee and to reimburse all expenses on a weekly basis for the preceding week, rather than on a monthly basis.  The Braemar Hotel Management Letter Agreement went into effect on March 13, 2020 and will continue until terminated by Braemar.

A Braemar Hotel Management Letter Agreement is filed with this Form 8-K as Exhibit 10.6 and is incorporated by reference herein. The foregoing summary of the Braemar Hotel Management Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the actual agreement.

Rights Agreement

The information included in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.03. Material Modification to Rights of Security Holders.

On March 13, 2020, our board of directors (the “Board”) declared a dividend of one preferred share purchase right (a “Right”) payable on March 23, 2020, for each outstanding share of the Company’s Common Stock (the “Common Shares”), outstanding on March 23, 2020 (the “Record Date”) to the stockholders of record on that date. Each Right initially entitles the registered holder to purchase from the Company one one-thousandth of a share of Series E Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of the Company, at a price of $275 per one one-thousandth of a Preferred Share represented by a Right (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated March 13, 2020, between the Company and Computershare Trust Company, N.A., as Rights Agent.

Distribution Date; Exercisability; Expiration

Initially, the Rights will be attached to all Common Share certificates and no separate certificates evidencing the Rights (the “Rights Certificates”) will be issued. The Rights Agreement provides that, until the Distribution Date (as hereinafter defined), or earlier expiration or redemption of the Rights, (i) the Rights will be transferred with and only with the Common Shares, (ii) new Common Share certificates issued after the Record Date or upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. The Rights would separate and begin trading separately from the Common Shares, and Rights Certificates will be caused to evidence the rights on the earlier to occur of (i) 10 business days following a public announcement, or the public disclosure of facts indicating, that a person or group of affiliated or associated persons has acquired Beneficial Ownership (as defined below) of 10% or more of the outstanding Common Shares (with certain exceptions as described below, an “Acquiring Person”) (or, in the event an exchange is effected in accordance with Section 24 of the Rights Agreement and the Board determines that a later date is advisable, then such later date that is not more than 20 days after such public announcement) or (ii) 10 business days (or such later date as may be determined by action of the Board prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the Beneficial Ownership (as defined below) by a person or group of 10% or more of the outstanding Common Shares (the earlier of such dates, the “Distribution Date”). As soon as practicable after the Distribution Date, the Company will prepare and cause the Rights Certificates to be sent to each holder of record as of the close of business on the Distribution Date.

Acquiring Person shall not include (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan of the Company or of any subsidiary of the Company, (iv) any entity or trustee holding (or acting in a fiduciary capacity in respect of) Common Shares for or pursuant to the terms of any such employee benefit plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any subsidiary of the Company, (v) Monty J. Bennett, Archie Bennett, Jr. and their respective affiliates and associates and (vi) any person who or which, at the close of business on the Record Date, was a Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding, other than a person who or which is not an affiliate or associate of the Beneficial Owner (as defined in the Rights Agreement) on the Record Date and who or which subsequently becomes an affiliate or associate of such Beneficial Owner without the prior written approval of the Board (a “Grandfathered Stockholder”); provided, however, that if a Grandfathered Stockholder becomes, after the Record Date, the Beneficial Owner of additional Common Shares (other than Common Shares acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by such person) at any time such that the Grandfathered Stockholder is or thereby becomes the Beneficial Owner of 10% or more of the Common Shares then outstanding (or such other percentage as would otherwise result in such person becoming an Acquiring Person), then such Grandfathered Stockholder shall be deemed an Acquiring Person; provided, however, that upon the first decrease of a Grandfathered Stockholder’s Beneficial Ownership below 10%, such Grandfathered Stockholder shall no longer be considered a Grandfathered Stockholder.

“Beneficial Ownership” shall include (i) any securities such person or any of such person’s affiliates or associates beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act, (ii) except under limited circumstances, securities such person or any such person’s affiliates or associates has the right or obligation to acquire or the right to vote pursuant to any agreement, arrangement or understanding, (iii) any securities which are beneficially owned, directly or indirectly, by any other person (or any affiliate or associate of such other person) with which such first person or any of such first person’s affiliates or associates or any other person (or any affiliate or associate of such other person) with whom such first person (or any affiliates or associates of such first person) is Acting in Concert (as defined in the Rights Agreement) has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii) of Section 1.5.2 of the Rights Agreement) or disposing of any voting securities of the Company and (iv) any securities which are the subject of, or the reference securities for, or that underlie, any Derivative Interest (as defined in the Rights Agreement) of such person or any of such person’s affiliates or associates, with the number of Common Shares deemed Beneficially Owned being the notional or other number of Common Shares specified in the documentation evidencing the Derivative Interest as being subject to be acquired upon the exercise or settlement of the Derivative Interest or as the basis upon which the value or settlement amount of such Derivative Interest is to be calculated in whole or in part or, if no such number of Common Shares is specified in such documentation, as determined by the Board to be the number of Common Shares to which the Derivative Interest relates.

The Rights are not exercisable until the Distribution Date. The Rights will expire on February 13, 2021 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.

As of March 13, 2020 there were 2,203,762 shares of Common Shares issued and outstanding. As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share so that all such shares will have Rights attached.

Exempt Persons

The Board may determine that a person is exempt from the Rights Agreement (an “Exempt Person”); provided that such determination is made, and no person shall qualify as an Exempt Person unless such determination is made, prior to such time as any person becomes an Acquiring Person; provided further that any person will cease to be an Exempt Person if the Board makes a contrary determination with respect to such person.

Flip-In Event

If a person or group becomes an Acquiring Person at any time after the date of the Rights Agreement (with certain limited exceptions) the Rights will become exercisable for Common Shares (or, in certain circumstances, Preferred Shares or other similar securities of the Company) having a value equal to two times the exercise price of the Right. From and after the announcement that any person has become an Acquiring Person, if the Rights evidenced by a Right Certificate are or were at any time on or after the earlier of (i) the date of such announcement or (ii) the Distribution Date acquired or beneficially owned by an Acquiring Person or an associate or affiliate of an Acquiring Person, such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

Flip-Over

If, at any time after a person becomes an Acquiring Person, (i) the Company consolidates with, or merges with and into, any other person; (ii) any person consolidates with the Company, or merges with and into the Company, and the Company is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares are or will be changed into or exchanged for stock or other securities of any other person (or the Company) or cash or any other property; or (iii) 50% or more of its consolidated assets or Earning Power (as defined in the Rights Agreement) are sold, then proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. Upon the occurrence of a flip-in or flip-over event, if the Board so elects, the Company shall deliver upon payment of the exercise price of a Right an amount of cash or securities equivalent in value to the Common Shares issuable upon exercise of a Right; provided that, if the Company fails to meet such obligation within 30 days following of the announcement that a person has become an Acquiring Person, the Company must deliver, upon exercise of a Right but without requiring payment of the exercise price then in effect, Common Shares (to the extent available) and cash equal in value to the difference between the value of the Common Shares otherwise issuable upon the exercise of a Right and the exercise price then in effect. The Board may extend the 30-day period described above for up to an additional 60 days to permit the taking of action that may be necessary to authorize sufficient additional Common Shares to permit the issuance of Common Shares upon the exercise in full of the Rights.

Exchange

At any time after any person becomes an Acquiring Person and prior to the acquisition by any person or group of a majority of the outstanding Common Shares, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

Redemption

At any time prior to the time any person or group becomes an Acquiring Person, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment

The terms of the Rights Agreement may be amended by the Board of the Company without the consent of the holders of the Rights, provided that no such amendment may adversely affect the interests of the holders of Rights. Without limiting the foregoing, the Company may at any time prior to such time as any person being an Acquiring Person amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person, but may not lower the threshold below 5% of the outstanding Common Shares. In addition, the Board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its affiliates and associates).

Adjustment

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares; (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares; or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of Preferred Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

Preferred Stock

The value of the one one-thousandth of a Preferred Share purchasable upon exercise of each Right is intended to approximate the value of one Common Share. Each holder of one one-thousandth of a Preferred Share will entitle the holder thereof to the same dividends and liquidation rights as if the holder held one Common Share and will be treated the same as a Common Share in the event of a merger, consolidation or other share exchange. These rights are protected by customary anti-dilution provisions.

Rights of Holders

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Certain Anti-Takeover Effects

The Rights will not prevent a takeover of the Company. However, the Rights may cause substantial dilution to a person or group that acquires 10% or more of the outstanding Common Shares. The Rights however, should not interfere with any merger or other business combination approved by the Board.

This summary description of the Rights and the Rights Agreement is qualified in its entirety by the Rights Agreement, a copy of which is included as Exhibit 4.1 to this Report and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reduction in Base Salary of Executive Officers

On March 16, 2020, the Company announced that, in light of the uncertainty created by the effects of the COVID-19 novel coronavirus, the base salary for its Chief Executive Officer, Mr. Monty J. Bennett, will be temporarily reduced by 20%. This reduction will be effective until such time as the independent members of the Board determine in their discretion that the effects of the COVID-19 novel coronavirus have subsided and it has been determined that the Company is in a healthy financial position. Any amounts relinquished by Mr. Monty J. Bennett pursuant to the reduction may be paid by AINC in the future, as the independent members of the Board determine in their discretion. Additionally, the base salary for certain other Company officers, including its Chief Financial Officer and its other named executive officers, will be temporarily reduced by 15%. These reductions will be effective until such time as the Chief Executive Officer of the Company, Mr. Monty J. Bennett, determines in his discretion that the effects of the COVID-19 novel coronavirus have subsided. Any amounts relinquished pursuant to the reduction may be paid by AINC in the future, as AINC’s Chief Executive Officer, Mr. Monty J. Bennett, determines in his discretion. The reductions in base salaries will be effective as of March 21, 2020.

This summary description of the Form of Letter Agreement is qualified in its entirety by the Form of Letter Agreement, a copy of which is included as Exhibit 10.7 to this Report and is incorporated herein by reference.

Second Amended and Restated Welter Employment Agreement

On March 15, 2020, the Company, its subsidiary Ashford Hospitality Services, LLC, and its Co-President and Chief Operating Officer, Jeremy Welter, entered into a Second Amended and Restated Employment Agreement (the “Welter Agreement”). The Welter Agreement is substantially identical to Mr. Welter's current employment agreement with the Company, as described on the Company's Current Report on Form 8-K, filed with the SEC on December 23, 2019, except that, to be eligible for severance payments and benefits upon a resignation within the one-year period following a Change of Control (as defined in the Welter Agreement), such resignation must be a resignation with Good Reason (as defined in the Welter Agreement).

This summary description of the Welter Agreement is qualified in its entirety by the Welter Agreement, a copy of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2020.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement referenced in Item 3.03 above, the Board approved the Certificate of Designation establishing the Preferred Shares and the voting powers, preferences and relative rights thereof. The Certificate of Designation was filed with the Secretary of State of the State of Nevada on March 13, 2020. The summary of the rights, powers and preferences of the Preferred Shares set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. A copy of the Certificate of Designation is included as Exhibit 3.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Reduction in annual retainers for the Company’s Board of Directors

On March 16, 2020, the Company announced that, effective immediately, in light of the uncertainty created by the effects of the COVID-19 novel coronavirus, the annual cash retainer for each non-employee director serving on the Company’s Board will be temporarily reduced by 25%. This reduction will be effective until such time as the Board determines in its discretion that the effects of the COVID-19 novel coronavirus have subsided. Any amounts relinquished pursuant to the reduction in fees may be paid in the future, as determined by the Board in its discretion.

Dividend Policy

On March 16, 2020, the Board announced that the Company has declared and will pay 50% of the cumulative preferred dividend which is due with respect to our Series D Convertible Preferred Stock for the first quarter of 2020.  As previously disclosed, each share of Series D Convertible Preferred Stock (i) accrues cumulative preferred dividends at the rate of (a) 6.59% per annum until November 6, 2020; (b) 6.99% per annum from the November 6, 2020 until November 6, 2021; and (c) 7.28% per annum thereafter and (ii) will participate in any dividend or distribution on the common stock in addition to the preferred dividends. Please refer to our Form 8-K filed on November 6, 2019 for a full description of all material terms of the Series D Cumulative Convertible Preferred Stock. The Series D Convertible Preferred Stock is held primarily by Mr. Monty J. Bennett, the Chairman of our Board and our Chief Executive Officer, Mr. Archie Bennett, Jr., who is Mr. Monty J. Bennett’s father, one of our other executive officers and several other individuals.

This Current Report on Form 8-K is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to liabilities of that Section.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
3.1	Certificate of Designation of Series E Preferred Stock of Ashford Inc., as filed with the Secretary of the State of Nevada on March 13, 2020.
4.1	Rights Agreement, dated March 13, 2020, between Ashford Inc. and Computershare Trust Company, N.A., as Rights Agent, which includes the Form of Certificate of Designation of Series E Preferred Stock as Exhibit A, the Form of Rights Certificate as Exhibit B, and the Summary of Rights as Exhibit C.
10.1	Enhanced Return Funding Program Agreement and Amendment No. 1 to the Amended and Restated Advisory Agreement, dated as of June 26, 2018, among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Ashford Inc. and Ashford Hospitality Advisors LLC, dated June, 26, 2018, incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on June 26, 2018 (File No. 001-36400).
10.2	Extension Agreement, dated March 13, 2020.
10.3	Consolidated, Amended and Restated Hotel Master Management Agreement, dated August 8, 2018, by and among Ashford TRS Corporation, RI Manchester Tenant Corporation, CY Manchester Tenant Corporation and Remington Lodging & Hospitality, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on August 14, 2018) (File No. 001-31775).
10.4	Ashford Trust Hotel Management Letter Agreement, dated March 13, 2020.
10.5	Amended and Restated Braemar Hotel Master Management Agreement, dated August 8, 2018, by and among Braemar TRS Corporation, CHH III Tenant Parent Corp., RC Hotels (Virgin Islands), Inc. and Remington Lodging & Hospitality, LLC (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed August 14, 2018) (File No. 001-35972).
10.6	Braemar Hotel Management Letter Agreement, dated March 13, 2020.
10.7	Form of Letter Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD INC.

By:	/s/ Robert G. Haiman
Robert G. Haiman
Executive Vice President, General Counsel and Secretary

Dated: March 16, 2020